UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
Johnson & Johnson

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11.

Johnson & Johnson

One Johnson & Johnson Plaza
New Brunswick, NJ 08933

SUPPLEMENT TO
2024 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
DATED MARCH 13, 2024
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 25, 2024

March 13, 2024

This Supplement provides updated information with respect to the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Johnson & Johnson to be held on April 25, 2024.

On March 13, 2024, Johnson & Johnson commenced distribution of the Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”) for the Annual Meeting and notice of availability of the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement.

Withdrawal of Shareholder Proposal

The proponent of Item 5: Shareholder proposal - impact of extended patent exclusivities on patient access (“Item 5”) has withdrawn the proposal. Therefore, Item 5 will not be presented or voted upon at the Annual Meeting, nor will any votes cast in regard to Item 5 be tabulated or reported.

Voting Matters

Notwithstanding the withdrawal of Item 5, the proxy card and voting instruction forms distributed or presented online with the Proxy Statement remain valid, and Johnson & Johnson will not distribute new voting instructions or proxy cards.

None of the other agenda items presented in the Proxy Statement are affected by this Supplement, and shares represented by proxy cards or voting instruction forms returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy card or voting instruction form.

If you have already returned your proxy card or voting instruction form, you do not need to take any action unless you wish to change your vote. If you have not yet returned your proxy card or voting instruction form, please complete the proxy card or voting instruction form, disregarding Item 5.

Information on how to vote your shares, or change or revoke your prior vote or voting instruction, is available in the Proxy Statement.